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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                         __________________________



                                  FORM 8-K



                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                        Date of Report:  May 27, 1999



                         Merchants Bancshares, Inc.
           (Exact name of registrant as specified in its charter)


            Vermont                  ______                 03-0287342
(State or other jurisdiction   (Commission File No.)       (IRS Employer
     of incorporation)               0-11595            Identification No.)

          164 College Street
          Burlington, Vermont                                  05401
(Address of principal executive offices)                    (Zip Code)

                               (802) 658-3400
                       (Registrant's telephone number,
                            including area code)


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Item 5.   Other Events.
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      On May 19, 1999, Merchants Bank (the "Bank"), the principal subsidiary of Merchants Bancshares, Inc. (the "Company"), executed a Purchase and Assumption Agreement with Chittenden Trust Company and Vermont National Bank pursuant to which the Bank will purchase certain assets and assume deposit liabilities booked at and allocated to two Vermont National Bank offices, located in Bellows Falls, Vermont and on Route 7 in Rutland, Vermont. In connection with the transaction, the Bank is also acquiring two automated teller machines located in Rutland, Vermont. These branches are being acquired by the Bank in connection with the branch divestiture required by federal regulators with respect to Chittenden Corporation's pending merger with Vermont Financial Services Corporation, the parent company of Vermont National Bank. The purchase is conditioned on the Bank's receipt of the regulatory approvals noted below.

      In the transaction, the Bank will assume approximately $44 million in deposits and will purchase approximately $23 million in commercial loans and $17 million in residential and consumer loans. In addition, the Bank will purchase real property related to one of the branches and assume certain lease obligations with respect to the other leased branch. Furthermore, the Bank will acquire substantially all of the personalty in these branches. These locations will continue to be used as branches of the Bank. Upon consummation of the transaction, the Bank will pay a premium equal to 3.2% of the deposit liabilities on the closing date. The Company does not expect to issue any securities in connection with the transaction and expects to recognize $330,000 of transaction-related expenses prior to consummation.

      In connection with the foregoing transaction, the Bank will also offer employment to all of the Vermont National employees who are currently employed at the two branches being acquired.

      The transaction remains subject to receipt of regulatory approvals from the Federal Deposit Insurance Corporation and notice to the Vermont Banking Department. Subject to these approvals and notices, the purchase is expected to be completed during the fourth quarter of 1999. A copy of the Company's press release is included herewith as Exhibit 1 and incorporated herein by reference.


Item 7.   Financial Statements, Pro forma Financial Information and Exhibits.
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      (A)(B)  Financial Statements including pro forma financial information will be provided within sixty days of the consummation of the proposed transaction. At the current time it is impracticable to provide this information.

      (C)  Exhibits

      1. Merchants Bancshares, Inc. press release dated May 19, 1999, related to the acquisition by Merchants Bank of two branches of Chittenden Trust Company and Vermont National Bank.


                                 SIGNATURES

      Pursuant to the requirement of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       MERCHANTS BANCSHARES, INC.

                                       /s/ Joseph L. Boutin
                                       -------------------------------
                                       Joseph L. Boutin
                                       President and Chief Executive
                                       Officer


Dated:  May 27, 1999